Exhibit 99.02

FOR IMMEDIATE RELEASE

Symantec Provides Additional Information

Company to Discuss Fiscal Year 2019 Financial Guidance and Fiscal Year 2020 Financial Outlook

on Conference Call Today

MOUNTAIN VIEW, Calif. – May 14, 2018 – Symantec Corp. (NASDAQ: SYMC) today released an updated statement regarding the ongoing internal investigation by the Audit Committee previously announced on May 10, 2018. The Company also will provide information on its fiscal year 2019 financial guidance and fiscal year 2020 financial outlook on a conference call with the financial community to be held today.

Statement:

The Audit Committee of the Board of Directors has commenced an internal investigation in connection with concerns raised by a former employee regarding the Company’s public disclosures including commentary on historical financial results, its reporting of certain Non-GAAP measures including those that could impact executive compensation programs, certain forward-looking statements, stock trading plans and retaliation. The Audit Committee has retained independent counsel and other advisors to assist it in its investigation. The Company has voluntarily contacted the Securities and Exchange Commission to advise it that an internal investigation is underway, and the Audit Committee intends to provide additional information to the SEC as the investigation proceeds. The investigation is in its early stages and the Company cannot predict the duration or outcome of the investigation. The Company’s financial results and guidance may be subject to change based on the outcome of the Audit Committee investigation. It is unlikely that the investigation will be completed in time for the Company to file its annual report on Form 10-K for the fiscal year ended March 30, 2018 in a timely manner. At this time, the Company does not anticipate a material adverse impact on its historical financial statements.

Fiscal Year 2019 Financial Guidance and Fiscal Year 2020 Financial Outlook:

Prepared remarks by Greg Clark, Symantec CEO, and Nick Noviello, Symantec CFO, will be posted to the Investor Relations section of Symantec’s website in conjunction with today’s conference call.

Conference Call

As previously announced, Symantec will hold a conference call at 4:30 p.m. ET / 1:30 p.m. PT this afternoon. Interested parties may access the conference call by dialing (877) 475-6198 within the United States or (970) 297-2372 from outside the United States and using conference ID 8667308. A live audio webcast of the conference call will also be available through Symantec’s Investor Relations website at http://investor.symantec.com/investor-relations/events-calendar/.

A replay of the webcast will be available on Symantec’s Investor Relations website within 24 hours of the call and will be available for a period of one year. A telephonic replay of the conference call will run for seven days and can be accessed by dialing (855) 859-2056 or (404) 537-3406 and entering the conference code 1470339.

About Symantec

Symantec Corporation (NASDAQ: SYMC), the world’s leading cyber security company, helps organizations, governments and people secure their most important data wherever it lives. Organizations across the world look to Symantec for strategic, integrated solutions to defend against sophisticated attacks across endpoints, cloud and infrastructure. Likewise, a global community of more than 50 million people and families rely on Symantec’s Norton suite of products for protection at home and across all of their devices. Symantec operates one of the world’s largest civilian cyber intelligence networks, allowing it to see and protect against the most advanced threats. For additional information, please visit www.symantec.com or connect with us on Facebook, Twitter, and LinkedIn.

Forward-Looking Statements

This press release contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including the statement regarding the Audit Committee investigation. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from results expressed or implied in this press release. Such risk factors include risks relating to the ongoing internal investigation by the Audit Committee, including: (i) the risk that the internal investigation identifies errors, which may be material, in the Company’s financial results, or impacts the timing of Company filings; and (ii) the risk of legal proceedings or government investigations relating to the subject of the internal investigation or related matters. Actual results may differ materially from those contained in the forward-looking statements in this press release. Symantec assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s Forms 10-K and Forms 10-Q filed with the Securities and Exchange Commission.

Symantec Corp.

MEDIA CONTACT:

Mara Mort, 650-527-7455

Mara_Mort@symantec.com

or

INVESTOR CONTACT:

Cynthia Hiponia, 650-527-8020

Cynthia_Hiponia@symantec.com